UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 15, 2013

(Date of earliest event reported)

First Financial Service Corporation

(Exact name of registrant as specified in its charter)

Securities and Exchange Commission File Number: 0-18832

Kentucky	61-1168311
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

2323 Ring Road	(270) 765-2131
Elizabethtown, Kentucky 42701	(Registrant's telephone number,
(Address of principal executive offices)	including area code)
(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07:  Submission of Matters to a Vote of Security Holders

The 2013 Annual Meeting of the shareholders of First Financial Service Corporation was held on May 15, 2013.  At the meeting, the nominees listed below were elected as directors of the Corporation for three-year terms. The voting results for the matters brought before the 2013 Annual Meeting are as follows:

1. Election of Directors.

Name	Term Expires	Votes For	Abstentions	Broker Non-Votes
Gail L. Cleaver	2016	1,600,544	142,299	1,596,668
Phillip J. Keller	2016	1,628,204	114,639	1,596,668
Roger T. Rigney	2016	1,594,122	148,721	1,596,668

In addition, the following directors will continue in office until the annual meeting of the year set forth beside each of their names.

Name	Term Expires
B. Keith Johnson	2015
Diane E. Logsdon	2015
J. Stephen Mouser	2014
John L. Newcomb, Jr.	2015
Donald Scheer	2015
Gregory S. Schreacke	2014
Michael L. Thomas	2014

2.  Approval of executive compensation.

Votes For	Against	Abstentions	Broker Non-Votes
1,342,439	367,093	33,311	1,596,668

3. Ratification of Crowe Horwath LLP as the independent registered public accountants for the year ending December 31, 2013.

Votes For	Against	Abstentions	Broker Non-Votes
3,256,112	72,858	10,541	-

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL SERVICE CORPORATION

Date: May 16, 2013	By:	/s/ Frank Perez
Frank Perez
Chief Financial Officer & Principal Accounting Officer

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